Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements of Prudential Financial, Inc.

On May 1, 2003, Prudential Financial, Inc. (the “Company”) acquired Skandia U.S. Inc. (“Skandia U.S.”), a wholly owned subsidiary of Skandia Insurance Company Ltd, (“Skandia”). The Company purchased newly issued shares of common stock representing 90% of the outstanding common stock of Skandia U.S. and one share of a newly issued class of preferred stock (collectively the “Shares”) and entered into an agreement at the date of acquisition whereby the Company has the right to acquire the remaining 10% of outstanding common stock for $165 million beginning July 30, 2003, which right extends to September 13, 2003. Additionally, under the same agreement Skandia has the right to require the Company to acquire the remaining 10% of common stock for $170 million beginning September 8, 2003, which right extends to September 13, 2003. This agreement has been accounted for as a financing whereby the cash to be paid to acquire the remaining 10% of common stock will be reflected as a liability in the statement of financial position, until exercised, and included as a cost of the acquisition at May 1, 2003. The Company’s acquisition of Skandia U.S. included American Skandia, Inc. (“American Skandia”) and its wholly owned subsidiaries, excluding Skandia Vida S.A. de C.V. (“Skandia Vida”), the Mexican insurance operations of Skandia. American Skandia and its wholly owned subsidiaries, excluding Skandia Vida, represent the U.S. annuity and mutual fund businesses of Skandia U.S.

Skandia U.S. was also the parent of Skandia South American Holding Corporation (“SSAHC”), Skandia U.S. Holding, LLC (“SUSH”), Skandia Technology Center, Inc. (“STC”), and Skandia Innovations U.S., Inc. (“SII”), collectively, the “Other Businesses.” Prior to consummation, Skandia purchased from Skandia U.S. all the issued and outstanding shares of the Other Businesses and of Skandia Vida for cash consideration. The Company’s purchase price for Skandia U.S. of $1,184 million reflects the cash consideration paid by Skandia to Skandia U.S. for these businesses as this portion of the purchase price will be paid back to Skandia at the time the Company purchases the remaining 10% of outstanding common stock.

The Company’s acquisition of Skandia U.S. was accounted for using the purchase method of accounting prescribed by Statement of Financial Accounting Standards No. 141 and, accordingly, the assets acquired and liabilities assumed were recorded at their fair values as of the date of acquisition. As of May 1, 2003, 100% of the assets acquired and liabilities assumed have been consolidated into the statement of financial position of the Company. The results of operations of Skandia U.S. have been included in the consolidated results of operations of the Company beginning May 1, 2003.

The unaudited pro forma condensed consolidated financial statements presented below are based on historical financial statements of Skandia U.S., excluding the Other Businesses which were historically managed directly by Skandia and were not acquired by the Company. Accordingly, the financial statements present the financial position and results of operations of Skandia U.S. holding company activities and American Skandia and its subsidiaries including Skandia Vida which were historically operated by the management of the U.S. annuity and mutual fund businesses. These unaudited pro forma condensed consolidated financial statements are intended to provide information about the continuing impact of the acquisition of Skandia U.S. by showing how it might have affected the historical financial statements of the Company and are based on assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the separate historical financial statements of the Company as of and for the year ended December 31, 2002, included in the Company’s Annual Report on Form 10-K; the unaudited financial statements of the Company as of and for the period ended March 31, 2003, included in the Company’s Quarterly Report on Form 10-Q; the separate historical audited financial statements of the acquired operations of Skandia U.S. as of and for the year ended December 31, 2002; and the unaudited financial statements of the acquired operations of Skandia U.S. as of March 31, 2003, and for the three months ended March 31, 2003 and 2002, included elsewhere in this Current Report on Form 8-K.

Prudential Financial, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Financial Position

March 31, 2003 (in millions)

	Historical Prudential Financial, Inc.	Historical Skandia U.S. Inc.	Pro Forma Adjustments		Pro Forma Prudential Financial, Inc.
ASSETS
Total investments	$185,189	$503	$(3	) (1)	$185,689
Cash and cash equivalents	10,691	122	115	(2)	10,017
	—	—	(9	) (3)
	—	—	(902	) (4)
Deferred policy acquisition costs	7,039	1,101	(1,101	) (5)	7,039
Other assets	25,623	153	366	(6)	26,114
	—	—	(80	) (7)
	—	—	45	(8)
	—	—	(7	) (9)
	—	—	15	(10)
	—	—	(1	) (1)
Separate account assets	70,710	21,411	(53	) (1)	92,068

Total assets	299,252	23,290	(1,615)		320,927

LIABILITIES AND ATTRIBUTED EQUITY LIABILITIES
Future policy benefits	91,601	—	—		91,601
Policyholders’ account balances	46,972	172	—		47,144
Unpaid claims and claims adjustment expenses	3,513	—	—		3,513
Policyholders’ dividends	4,050	—	—		4,050
Income taxes payable	2,304	9	—		2,313
Short-term debt	4,212	294	(294	)(11)	4,212
Long-term debt	4,332	593	(593	)(11)	4,332
Other liabilities	49,010	73	(1	) (1)	49,146
	—	—	64	(12)
	—	—	14	(13)
	—	—	(291	)(14)
	—	—	(3	)(11)
	—	—	165	(15)
	—	—	115	(2)
Separate account liabilities	70,710	21,411	(53	) (1)	92,068

Total liabilities	276,704	22,552	(877)		298,379

Guaranteed beneficial interest in Trust holding solely debentures of Parent	690	—	—		690

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY
Preferred Stock	—	—	—		—
Common Stock	6	—	—		6
Class B Stock	—	—	—		—
Additional paid-in capital	19,516	655	(655	)(16)	19,516
		—
Common Stock held in treasury	(990)	—	—		(990)
Deferred compensation	(17)	—	—		(17)
Accumulated other comprehensive income	3,157	8	(8	)(16)	3,157
Retained earnings	186	75	(75	)(16)	186

Total stockholders’ equity	21,858	738	(738)		21,858

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$299,252	$23,290	$(1,615)		$320,927

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Prudential Financial, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2002 (in millions, except per share amounts)

	Historical Prudential Financial, Inc.	Historical Skandia U.S. Inc.	Pro Forma Adjustments		Pro Forma Prudential Financial, Inc.
REVENUES
Premiums	$13,531	$2	$—		$13,533
Policy charges and fee income	1,653	389	—		2,042
Net investment income	8,832	20	(61	)(17)	8,789
	—	—	(2	)(18)
Realized investment gains (losses), net	(1,358)	15	4	(19)	(1,339)
Commission and other income	4,017	199	(1	) (1)	4,215

Total revenues	26,675	625	(60)		27,240

BENEFITS AND EXPENSES
Policyholders’ benefits	13,658	60	—		13,718
Interest credited to policyholders’ account balances	1,846	84	(78	)(20)	1,852
Dividends to policyholders	2,644	—	—		2,644
General and administrative expenses	8,463	794	(4	) (1)	8,791
	—	—	(443	)(20)
	—	—	(74	)(21)
	—	—	(5	)(22)
	—	—	2	(23)
	—	—	58	(24)

Total benefits and expenses	26,611	938	(544)		27,005

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	64	(313)	484		235

Income tax expense (benefit)	(192)	(121)	174	(14)	(139)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$256	$(192)	$310		$374

EARNINGS PER SHARE (See Note 4)
Financial Services Businesses
Income from continuing operations per share of Common Stock
Basic	$1.36	$—			$1.56

Diluted	$1.36	$—			$1.56

Closed Block Business
Basic and Diluted
Loss from continuing operations per share of Class B Stock	$(264.00)	$—			$(264.00)

Weighted Average Shares of Common Stock Outstanding
Basic	576.6	—			576.6

Diluted	578.0	—			578.0

Weighted Average Shares of Class B Stock Outstanding
Basic and Diluted	2.0	—			2.0

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Prudential Financial, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Three Months Ended March 31, 2003 (in millions, except per share amounts)

	Historical Prudential Financial, Inc.	Historical Skandia U.S. Inc.	Pro Forma Adjustments		Pro Forma Prudential Financial, Inc.
REVENUES
Premiums	$3,372	$1	$—		$3,373
Policy charges and fee income	416	87	—		503
Net investment income	2,190	2	(16	)(17)	2,175
	—	—	(1	)(18)
Realized investment gains (losses), net	(67)	(3)	1	(19)	(69)
Commission and other income	896	41	—		937

Total revenues	6,807	128	(16)		6,919

BENEFITS AND EXPENSES
Policyholders’ benefits	3,445	18	—		3,463
Interest credited to policyholders’ account balances	452	12	(12	)(20)	452
Dividends to policyholders	645	—	—		645
General and administrative expenses	1,942	137	(2	) (1)	2,018
	—	—	(53	)(20)
	—	—	(15	)(21)
	—	—	(1	)(22)
	—	—	1	(23)
	—	—	9	(24)

Total benefits and expenses	6,484	167	(73)		6,578

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	323	(39)	57		341

Income tax expense (benefit)	105	(16)	21	(14)	110

INCOME (LOSS) FROM CONTINUING OPERATIONS	$218	$(23)	$36		$231

EARNINGS PER SHARE (See Note 4)
Financial Services Businesses
Income from continuing operations per share of Common Stock
Basic	$0.43	$—			$0.45

Diluted	$0.43	$—			$0.45

Closed Block Business
Basic and Diluted
Loss from continuing operations per share of Class B Stock	$(9.50)	$—			$(9.50)

Weighted Average Shares of Common Stock Outstanding
Basic	554.4	—			554.4

Diluted	556.5	—			556.5

Weighted Average Shares of Class B Stock Outstanding
Basic and Diluted	2.0	—			2.0

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of Prudential Financial, Inc.

1.    Basis of Presentation

Prudential Financial, Inc.’s (the “Company”) acquisition of Skandia U.S. Inc. (“Skandia U.S.”) included American Skandia, Inc. (“American Skandia”) and its wholly owned subsidiaries, excluding Skandia Vida S.A. de C.V. (“Skandia Vida”), the Mexican insurance operations of Skandia. American Skandia and its wholly owned subsidiaries, excluding Skandia Vida, represent the U.S. annuity and mutual fund businesses of Skandia U.S. Skandia U.S. was also the parent of Skandia South American Holding Corporation (“SSAHC”), Skandia U.S. Holdings, LLC (“SUSH”), Skandia Technology Center, Inc. (“STC”), and Skandia Innovations U.S., Inc. (“SII”), collectively, the “Other Businesses.” Prior to consummation, Skandia purchased from Skandia U.S. all the issued and outstanding shares of the Other Businesses and of Skandia Vida for cash consideration. The Company’s purchase price for Skandia U.S. included the amount of the cash consideration paid by Skandia to Skandia U.S. for these businesses. The results of Skandia U.S.’s operations are included in the consoldiated financial statements of the Company beginning May 1, 2003.

The unaudited pro forma condensed consolidated financial statements included herein have been prepared by the Company under the rules and regulations of the Securities and Exchange Commission and are based on the historical financial statements of the Company and the historical financial statements of Skandia U.S. which include the consolidated statement of financial position and results of operations of Skandia U.S.’s holding company activities and American Skandia’s operations. The Company believes that these financial statements provide investors with a complete and comprehensive financial history of the U.S. annuity and mutual fund businesses historically managed by American Skandia management.

The unaudited condensed combined pro forma statement of financial position combines the historical consolidated statement of financial position of the Company as of March 31, 2003, with the historical statement of financial position of Skandia U.S. as of March 31, 2003. The historical statement of financial position is then adjusted on a pro forma basis to include the effect of the cash consideration paid by Skandia to purchase the Other Businesses and Skandia Vida, and to give effect to the merger as if it occurred on March 31, 2003. The unaudited condensed combined pro forma statements of operations for the year ended December 31, 2002, and the three months ended March 31, 2003, combine the historical consolidated statement of operations of the Company and the historical statement of operations of Skandia U.S., for these periods. The historical statements of operations are then adjusted on a pro forma basis to exclude the results of operations of Skandia Vida, and to give effect to the acquisition as if it occurred on January 1, 2002. The unaudited pro forma statements of operations do not purport to represent what the Company’s actual results of operations would have been if the acquisition had occurred as of the date indicated or what such results would be for any future periods. Some information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted in accordance with Article 11—Pro Forma Financial Information, of Regulation S-X.

The preparation of unaudited pro forma condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including deferred policy acquisition costs, investments, intangible assets, the valuation of business acquired (“VOBA”), future policy benefits, disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

Certain reclassifications have been made to the amounts reflected in the historical financial statements of Skandia U.S. to conform to the Company’s presentation.

2.    Purchase Price

The Company completed the closing process to acquire the Shares on May 1, 2003. The Company intends to purchase the remaining 10% of the outstanding common stock of Skandia U.S. under an arrangement, whereby the Company has the right to acquire, beginning July 30, 2003, the remaining 10% of common stock for $165 million. This arrangement has been accounted for as a financing transaction. Consequently, the Company’s financial statements will reflect the acquisition of 100% of the outstanding common stock of Skandia U.S.

The total purchase price was calculated as follows:

(in millions)
Purchase price paid for the Shares (a)	$646
Assumption of collateralized notes held by third parties	248
Purchase price for the remaining 10% equity of Skandia U.S. which the Company has the right to acquire under an agreement with Skandia	165
Payment to Skandia for the cash held by Skandia U.S. following the Other Businesses and Skandia Vida transactions	115
Transaction costs	10

Total purchase price	$1,184

(a)	The proceeds were used by Skandia U.S. to purchase an aggregate of $646 million of unsecured debt and collateralized notes held by Skandia.

The allocation of the purchase price at May 1, 2003, is as follows:

(in millions)
Total investments at market value	$486
Cash and cash equivalents	214
VOBA	366
Other assets at fair value	467
Separate account assets	22,311
Policyholder account balances	(168)
Other liabilities at fair value	(181)
Separate account liabilities	(22,311)

Total purchase price	$1,184

3.    Pro Forma Adjustments

Adjustments included in the “Pro Forma Adjustments” column of the pro forma financial statements relate to the following:

(1)	Represents the elimination of assets, liabilities, and results of operations of Skandia Vida, a subsidiary of American Skandia included in the historical financial statements, which Skandia U.S. sold to Skandia for cash consideration just prior to the Company’s acquisition of Skandia U.S.

(2)	Represents the cash paid to Skandia U.S. from Skandia for Skandia Vida and the Other Businesses which were not acquired by the Company, which cash will be paid to Skandia as purchase consideration.

(3)	Represents cash held by Skandia U.S. used to pay collateralized notes.

(4)	Represents cash consideration paid to acquire Skandia U.S. and cash payments for certain transaction related expenses.

(5)	Represents the unamortized balance of Skandia U.S.’s deferred policy acquisition costs which are considered to have no fair value under purchase accounting.

(6)	Represents VOBA established in accordance with purchase accounting guidance. This amount is determined by estimating the net present value of future cash flows expected to result from contracts in force at the date of the transaction. Future positive cash flows include fees and other charges assessed to the contracts for as long as they remain in force as well as fees collected upon surrender, while future negative cash flows include costs to administer the contracts, and benefit payments including payments under the guaranteed minimum death benefit (“GMDB”) provisions of the contracts. VOBA will be amortized over the expected life of the contracts (approximately 25 years) in proportion to estimated gross profits arising principally from investment results, mortality and expense margins, and surrender charges based upon historical and estimated future experience, which is updated periodically.

The GMDB provides annuity contract holders with a guarantee that the benefit received at death will be no less than a prescribed minimum amount. This minimum amount is based on the net deposits paid into the contract, the net deposits accumulated at a specified rate, the highest historical account value on a contract anniversary, or the greatest of these values, depending on features offered in various contracts and elected by the contract holders. These contracts generally require payment of additional charges for guarantees other than those based on net deposits paid into the contract. To the extent that the GMDB is higher than the current account value at the time of death, the Company may incur a loss on the contract. This results in increased annuity policy benefits in periods of declining financial markets, and also in periods of stable financial markets following a decline. Current accounting literature does not prescribe advance recognition of the expected future net costs associated with these guarantees, and accordingly, the historical consolidated statements of financial position and the unaudited interim statements of financial position of the Company and the historical statements of financial position of Skandia U.S. do not reflect a liability corresponding to these projected future obligations for death benefits in excess of annuity account values. However, AICPA Statement of Position 03-01, “Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts” (the “SOP”), effective for fiscal years beginning after December 15, 2003, requires the recording of a liability associated with these guarantees under certain circumstances. For contracts classified as insurance contracts that have amounts assessed against contractholders each period for the insurance benefit features that are assessed in a manner that is expected to result in profits in earlier years and subsequent losses from that insurance benefit function, a liability is required to be established in addition to the account balance to recognize the portion of such assessments that compensates the insurance enterprise for benefits to be provided in future periods. In valuing the contracts acquired, the Company considered the negative cash flows of future benefit obligations associated with the GMDB on those contracts.

Upon adoption of the SOP on January 1, 2004, the Company intends to establish an explicit liability for GMDB associated with the acquired contracts. This will result in an increase in VOBA and higher future amortization. The higher amortization will be partially offset by lower benefit expenses, as a portion of the future GMDB costs will be charged against the explicit GMDB liability.

The following table provides estimated pro forma amortization of VOBA for 2003 from the date of acquisition and each of the five years following the acquisition. The amounts below are based on the VOBA balance presented in the pro forma statement of financial position. These amounts do not consider the effect of establishing the GMDB related liability described above.

(in millions)
2003	$34
2004	$46
2005	$41
2006	$36
2007	$31
2008	$27

(7)	Represents the derecognition of unearned purchase credits.

(8)	Represents an intangible asset related to the acquired distribution arrangements. For purposes of the pro forma financial statements the Company has assumed a 25 year amortization period.

(9)	Represents the fair valuation of miscellaneous receivables.

(10)	Represents a receivable from Skandia for future reimbursement of certain severance benefits to be paid by the Company. Skandia will reimburse the Company for the first $15 million in severance costs to the extent incurred in one year from the settlement date.

(11)	Represents the payoff of unsecured debt and collateralized notes of American Skandia, including accrued interest.

(12)	Represents a liability for severance and other costs, costs of operating lease arrangements that will not be utilized by the Company and certain transaction related costs.

(13)	Represents an estimate of the exposure for certain liabilities previously indemnified by the parent company, Skandia, for which the Company is now responsible. Under the terms of the purchase agreement, the Company is responsible for the first $10 million, after-tax, of certain liabilities that may arise relating to periods prior to the closing on May 1, 2003, but is indemnified by Skandia for such liabilities for amounts in excess of $10 million, after-tax, up to $1 billion, after-tax.

(14)	Represents the net effect of pro forma adjustments on taxes.

(15)	Represents a liability associated with the agreement under which the Company intends to acquire the remaining 10% of the outstanding common stock of Skandia U.S.

(16)	Represents the elimination of Skandia U.S.’s historical additional paid-in capital, retained earnings, and accumulated other comprehensive income in accordance with purchase accounting guidance.

(17)	Represents a decrease in net investment income, resulting from the acquisition of Skandia U.S. The decrease in net investment income assumes a rate of return on those assets of 6%.

(18)	Represents bond amortization resulting from the adjusted cost basis due to the application of purchase accounting.

(19)	Represents net unrealized investment gains on general account investments associated with certain deferred compensation arrangements. Prior to acquisition, Skandia U.S. classified these investments as “available for sale” for accounting purposes and, as a result, the associated net unrealized investment gains were recorded in accumulated other comprehensive income. Post-acquisition, the investments have been classified as “trading” for accounting purposes to conform to the Company’s accounting classification. As a result of this change, net unrealized investment gains associated with these investments have been reflected as a component of income from continuing operations.

(20)	Represents the elimination of DAC amortization and amortization of unearned purchase credits to contractholders as the related assets were written-off in purchase accounting.

(21)	Represents the elimination of interest expense associated with the unsecured debt and collateralized notes that were paid off as part of the acquisition of Skandia U.S.

(22)	Represents the elimination of lease expenses associated with Skandia U.S. operating lease arrangements that will not be utilized by the Company. The Company established a liability for these lease obligations in accordance with purchase accounting guidance.

(23)	Represents amortization expense on intangible assets.

(24)	Represents amortization of VOBA. See footnote (6) for a detailed explanation of VOBA and estimated pro forma amortization of VOBA for the five years following the purchase.

4.    Pro Forma Earnings Per Share

The Company has organized its principal operations into the Financial Services Businesses and the Closed Block Business. The Financial Services Businesses operate through three operating divisions: Insurance, Investment, and International Insurance and Investments. Businesses that are not sufficiently material to warrant separate disclosure are included in Corporate and Other operations within the Financial Services Businesses. As of the date of acquisition, the results of operations of Skandia U.S. have been included in the Financial Services Businesses. Hence, the pro forma adjustments presented affect only the results of the Financial Services Businesses.

The Closed Block Business was established on the date of demutualization and includes the Company’s in force participating insurance and annuity products and assets that are used for the payment of benefits and policyholder dividends on these products, as well as other assets and equity that support these products and related liabilities. In connection with the demutualization, the Company has ceased offering these participating products.

The Company has outstanding two separate classes of common stock. The Common Stock reflects the performance of the Financial Services Businesses and the Class B Stock reflects the performance of the Closed Block Business. Accordingly, earnings per share is calculated separately for each of these two classes of common stock.

The historical income from continuing operations for the Financial Services Businesses and the Closed Block Business is determined in accordance with GAAP and includes general and administrative expenses charged to each of the respective businesses based on the Company’s methodology for the allocation of such expenses. Cash flows between the Financial Services Businesses and the Closed Block Business related to administrative expenses are determined by a policy servicing fee arrangement that is based upon insurance and policies in force and statutory cash premiums. To the extent reported administrative expenses vary from these cash flow amounts, the differences are recorded, on an after-tax basis, as direct equity adjustments to the equity balances of the businesses. The direct equity adjustments modify the earnings available to each of the classes of common stock for earnings per share purposes. The pro forma adjustments had no impact on the direct equity adjustment.

Common Stock

The pro forma income from continuing operations attributable to the Financial Services Businesses available to holders of Common Stock after direct equity adjustment for the year ended December 31, 2002, and the three months ended March 31, 2003, amounted to $902 million and $250 million, respectively. For the year ended December 31, 2002, and the three months ended March 31, 2003, the direct equity adjustment resulted in an increase of $43 million and $18 million, respectively, in the pro forma income from continuing operations attributable to the Financial Services Businesses applicable to holders of Common Stock for earnings per share purposes.

Class B Stock

The pro forma loss from continuing operations attributable to the Closed Block Business available to holders of Class B Stock after direct equity adjustment for the year ended December 31, 2002, and the three months ended March 31, 2003 amounted to $(528) million and $(19) million, respectively. For the year ended December 31, 2002, and the three months ended March 31, 2003, the direct equity adjustment resulted in an increase of $43 million and $18 million, respectively, in the pro forma loss from continuing operations attributable to the Closed Block Business applicable to holders of Class B Stock for earnings per share purposes.